Exhibit 99.1

Comverse Technology, Inc. Holding Company

Agrees to be Acquired by Verint Systems Inc.;

Transaction to Follow the Planned Spin-Off of Comverse, Inc.

Comverse Technology Shareholders Will Receive

Direct Ownership in Two Independent Public Companies, Verint & Comverse,

Eliminating the Current Holding Company Structure

NEW YORK, New York, August 13, 2012 - Comverse Technology, Inc. (“CTI”) (Nasdaq: CMVT) today announced that it has signed a definitive merger agreement with its majority-owned subsidiary Verint Systems Inc. (Nasdaq: VRNT). Under the terms of the agreement, following the completion of CTI’s previously announced distribution to its shareholders of substantially all of its assets, including its wholly-owned subsidiary Comverse, Inc. (“CNS”), other than its holdings in Verint, Verint will acquire the CTI holding company, eliminating the current holding company structure. As of August 10, 2012, CTI currently holds approximately 41.0% of Verint’s basic outstanding common shares and 100% of Verint’s outstanding convertible preferred shares which, if converted, would result in CTI holding approximately 53.7% of Verint’s basic outstanding common shares.

Charles Burdick, Chairman and Chief Executive Officer of Comverse Technology, Inc. said, “We are delighted to reach an agreement that is in the best interests of the shareholders of both CTI and Verint. This agreement, along with the planned spin-off of CNS, will result in a tax efficient distribution to our shareholders and direct ownership in two independent, well-capitalized publicly-traded companies. In addition to eliminating the current inefficient holding company structure, CTI’s elimination of the Verint convertible preferred stock will simplify Verint’s capital structure and the distribution of Verint’s shares directly to CTI’s shareholders will significantly increase Verint’s public float and liquidity for investors. Our spin-off of CNS remains on track for the end of October, and we expect the merger transaction to close in the first fiscal quarter ending April 30, 2013.”

Financial Terms

Under the terms of the agreement, a newly formed wholly-owned subsidiary of Verint will acquire CTI, and Verint will issue to CTI’s shareholders new Verint common shares in an amount equal to approximately 27.5 million Verint common shares (16.3 million common shares currently held by CTI and approximately 11.2 million common shares underlying the convertible preferred shares at the expected time of transaction closing) plus up to an additional $25 million (“Additional Shares”) in Verint common shares (approximately 880,592 shares based on Verint’s August 10, 2012 closing stock price of $28.39). The actual number of Additional Shares that will be issued by Verint will be based on the timing of the CNS distribution and will be calculated based on Verint’s average stock price during a measurement period ending shortly prior to the closing of the merger. Based on Verint’s current share price and CTI’s current fully-diluted shares calculated under the treasury method, and assuming Verint’s issuance of $25 million in Additional Shares, CTI’s shareholders would receive approximately 0.13 shares of Verint common stock for each share of CTI owned.

The terms of the merger agreement were negotiated between CTI and a special committee of the board of directors of Verint consisting of independent directors not affiliated with CTI. The merger agreement was approved by the board of directors of CTI and by the board of directors of Verint based on the recommendation of the special committee of Verint.

Timing

The closing of the merger is dependent on a number of factors including, among other things, the completion of the distribution of CNS, the filing by Verint and effectiveness of a Form S-4 registration statement and receipt of the requisite approval of Verint and CTI shareholders. CTI has agreed to vote all of its shares in favor of the merger at any annual or special shareholder meeting called to approve the merger. In addition to the shareholder approvals required by applicable law, the merger agreement provides that the merger must be approved by the affirmative vote of holders of a majority of Verint common shares present at Verint’s stockholder meeting other than those shares held by CTI or its subsidiaries. Verint currently expects to file the Form S-4 registration statement with the Securities and Exchange Commission early in the fourth quarter of the fiscal year ending January 31, 2013, and the merger is expected to close in the first fiscal quarter ending April 30, 2013.

Comverse Technology, Inc. is being advised by Goldman, Sachs & Co. and Rothschild Inc.

Spin-off of CNS

The spin-off of CNS is subject to a number of conditions, including final approval of the transaction by CTI’s Board of Directors, filings with, and the completion of a review process by, the Securities and Exchange Commission, the approval of CTI shareholders and final approval of certain material agreements by the boards of each of CTI and CNS.

Upon completion of the proposed spin-off and prior to the effect of any transaction that would eliminate the CTI holding company structure, current CTI shareholders would continue to hold their equity in CTI as well as own 100% of the equity of CNS.

About Comverse Technology, Inc.

CTI, through its wholly-owned subsidiary CNS, is the world’s leading provider of software and systems enabling converged billing and active customer management and value-added voice,

messaging and mobile Internet services. CNS’ extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome.

Other Important Information

This press release does not constitute an offer of any securities for sale. In connection with the merger, CTI and Verint expect to file with the Securities and Exchange Commission a joint proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the joint proxy statement/prospectus because it will contain important information about CTI and Verint and the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other documents when filed by CTI and Verint with the Securities and Exchange Commission at www.sec.gov or www.cmvt.com or www.verint.com. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

In connection with the previously announced spin-off, a definitive proxy statement for CTI’s shareholders would need to be filed with the SEC and CTI would also mail a final proxy statement to its shareholders. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO SUCH SPIN-OFF, CTI’s SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WOULD CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED DISTRIBUTION. Investors and security holders can obtain, without charge, a copy of the proxy statement relating to the proposed spin-off (if and when available), as well as other relevant documents containing important information about CTI, at the SEC’s website (http://www.sec.gov). You may also read and copy any reports, statements and other information filed by CTI at the SEC public reference room at 100 F. Street, N.E. Washington D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information.

CTI and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed spinoff. Information concerning the interests of CTI’s participants in the solicitation for the proposed spinoff is set forth in CTI’s Annual Reports on Form 10-K, previously filed with the SEC and would be set forth in the definitive proxy statement relating to the spin-off if and when it becomes available.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, CTI’s intent to distribute CNS shares to CTI shareholders, CTI’s intent to explore the elimination of its holding company structure, and the timing of the foregoing actions. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of CTI’s control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: failure to satisfy any of the conditions to the proposed distribution, including obtaining the required shareholder vote; adverse effects on the market price of CTI’s or Verint’s common stock and on CTI’s operating results because of a failure to complete the proposed distribution; failure to realize the expected benefits of the proposed distribution; negative effects of announcement or consummation of the proposed distribution or strategic alternatives on the market price of CTI’s or Verint’s common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect CTI and its assets in connection with CTI’s announced intentions; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; the impact of CTI’s announced intentions on CTI’s employees, customers and suppliers; future opportunities that CTI’s board may determine present greater potential to increase shareholder value; other risks relating to CTI’s failure to cause the proposed distribution, including Verint’s resulting ability in certain circumstances to cause CTI to cease being the majority shareholder of Verint and to limit CTI’s voting rights as a shareholder of Verint; and the ability of the companies to operate independently following the distribution. Actual results could differ materially. For further information regarding risks and uncertainties associated with CTI’s businesses, please also see the risks described in the section entitled “Forward-Looking Statements”, Item 1A, “Risk Factors” and elsewhere in CTI’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the SEC on April 2, 2012 or in subsequently filed periodic, current or other reports. CTI undertakes no commitment to update or revise forward-looking statements except as required by law.

Contact:

Paul D. Baker, Comverse Technology, Inc., paul.baker@cmvt.com, (212) 739-1060